UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2006

Archon Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Losee Road, Suite 5, North Las Vegas, Nevada	89030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 732-9120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2006, Sahara Las Vegas Corp., a Nevada corporation and subsidiary of Archon Corporation (the “Company”), and LVTI LLC, a Delaware limited liability company (“LVTI”), entered into an amendment (the “Amendment”) to the Option Agreement dated June 24, 2006 (the “Agreement”) between the Company and LVTI. The Company previously disclosed the terms of the Agreement in a Current Report on Form 8-K dated June 29, 2006.

Pursuant to the Amendment, LVTI may elect to pay to the Company $750,000.00 to extend the date on which the second deposit of $40,000,000.00 (the “Deposit”) is due from September 22, 2006 to December 31, 2006 (the “Extension Payment”). The Extension Payment is non-refundable and will not be applied against the purchase price under the Agreement if the Deposit is paid on December 31, 2006. If LVTI pays the Deposit before December 31, 2006, a portion of the Extension Payment will be applied against the purchase price under the Agreement based on the following formula: $750,000.00 will be multiplied by a fraction, the numerator of which is 100 less the number of days which elapse from September 22, 2006 to and including the date the Deposit is paid and the denominator of which is 100.

Additionally, the following dates were set pursuant to the Amendment: (i) the termination date of the option term under the Agreement is midnight Las Vegas time, March 31, 2008, (ii) the first date LVTI may exercise the option by giving notice to the Company of the exercise of the option is July 29, 2007 and (iii) the date the upon which the $2,193,750 monthly payments will begin if the option is not yet exercised under the Agreement is October 1, 2007.

A copy of the Amendment is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	First Amendment, dated September 14, 2006, to the Option Agreement by and between Sahara Las Vegas Corp., a Nevada corporation, and LVTI LLC, a Delaware limited liability company, dated June 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archon Corporation
(Registrant)
Date September 19, 2006

/s/ JOHN M. GARNER
(Signature)
John M. Garner, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment, dated September 14, 2006, to the Option Agreement by and between Sahara Las Vegas Corp., a Nevada corporation, and LVTI LLC, a Delaware limited liability company, dated June 24, 2006.

4